                                                                               .
                                                                               .
                                                                               .

EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:

                                                          (Expressed in
                                                          U.S. Currency)
                                                        Three months ended
                                                            March 31,
                                                    -------------------------
                                                        2006          2005
                                                    -----------   -----------
Numerator:
Net Income (loss)                                   $  (480,834)  $   398,714
Dividends on Series A preferred stock                      (936)         (763)
                                                    -----------   -----------
Numerator for basic and diluted loss per
   share loss available to common shareholders      $  (481,770)  $   397,951
                                                    -----------   -----------
Denominator:
Denominator for basic loss per share-
   weighted average shares outstanding               13,722,074    13,811,849
Effect of dilutive securities                                --       375,000
Warrants                                                     --       304,132
                                                    -----------   -----------
Dilutive potential common shares denominator
   for diluted earnings (loss) per share adjusted
   weighter-average shares and assumed conversion    13,722,074    14,490,981
                                                    -----------   -----------
Basic income (loss) per share                       $     (0.04)  $      0.03
                                                    -----------   -----------
Diluted income (loss) per share                     $     (0.04)  $      0.03
                                                    -----------   -----------